EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

National General Holdings Corp.
New York, New York

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 (No. 333-190454) and Registration Statement on Form S-8 (No. 333-194493) of National General Holdings Corp. of our report dated March 28, 2014, relating to the consolidated financial statements and financial statement schedules, which appears in this Form 10-K.

/s/ BDO USA, LLP
New York, New York
March 28, 2014